UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by:

Registrant
X	Party other than the Registrant

Check the appropriate box:

X	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Adair International Oil and Gas, Inc.
(Name of Registrant as Specified In Its Charter)

SCORE Group, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applied: 150,000,000

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Does Not Apply

4) Proposed maximum aggregate value of transaction: Does Not Apply

5) Total fee paid: No Fee Required

Fee paid previously with preliminary materials.
Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: Does Not Apply

2) Form, Schedule or Registration Statement No.: Does Not Apply

3) Filing Party: Does Not Apply

4) Date Filed: Does Not Apply

- Important Shareholder Notice -

ADAIR INTERNATIONAL OIL AND GAS, INC. ("AIGI" or the "Corporation") has set the record date as the close of business on June 17, 2002. This date determines which AIGI shareholders are entitled to vote their shares at the Corporation's 2001 Annual Meeting. The Annual Meeting of the Corporation's shareholders will be held at Chase Center Auditorium, 601 Travis, Houston, Texas 77002 at 9:00 am local time, on July 15, 2002.

In order for your shares to be voted, you must hold AIGI stock as of the
June 17, 2002 record date.

SHAREHOLDER VOTING INSTRUCTIONS

IF YOU HOLD YOUR SHARE CERTIFICATES:

If your share certificates are physically within your possession and control please sign, date and mail TODAY your GOLD Proxy card in the enclosed postage-paid return envelope, so that your shares may be represented at the Corporation's 2001 Annual Meeting.

IF YOUR BANK OR BROKER HOLDS YOUR SHARE CERTIFICATES:

If your bank or broker holds your share certificates in "street name" you must immediately contact your bank or broker and give them your instructions on how to vote your shares. You may have received a proxy statement and proxy card from your broker. In that case, use those materials to return your proxy.

Your bank or broker will NOT be able to vote your shares for the SCORE Group Nominees without receiving YOUR specific instructions! YOU must contact your bank or broker and follow the directions provided by them to properly vote your shares.

In order for your shares to be voted by your bank or broker you must follow their instructions on the correct way to vote your stock, so that your vote will be counted at the July 15, 2002 meeting date.

IF I HAVE ANY ADDITIONAL QUESTIONS WHOM SHOULD I CONTACT?

You should contact the SCORE Group Proxy solicitor as follows:

N.S. Taylor & Associates, Inc.
131 South Stagecoach Road
Atkinson, Maine 04426
Banks and Brokers Call Collect: 1.207.564.8700
All Others Call Toll Free: 1.866.470.3800